Exhibit 10.6

Amendment No. 1 to Corn Products International, Inc.
Deferred Compensation Plan for Outside Directors
(Amended and Restated as of September 19, 2001)

     Amendment No. 1, dated as of December 1, 2004, (this “Amendment”), to the Corn Products International, Inc. Deferred Compensation Plan for Outside Directors (Amended and Restated as of September 19, 2001) (the “Plan”).

     WHEREAS, the Company established the Plan for the benefit of certain of its directors;

     WHEREAS, the Company desires to amend the Plan in certain respects; and

     WHEREAS, the Board of Directors of the Company is authorized under Section 8 of the Plan to amend the Plan.

     NOW, THEREFORE, pursuant to the power of amendment contained in Section 8 of the Plan, the Plan is hereby amended, effective January 1, 2005, as follows:

     The Plan is hereby amended by adding the following as new Section 12:

“12. Suspension of Plan for Future Deferrals. Notwithstanding anything else herein to the contrary, on and after January 1, 2005, no amounts shall or may be deferred under this Plan, either mandatorily or voluntarily; provided, however, that any amounts deferred under this Plan prior to that date shall be maintained as deferrals under this Plan and shall remain subject to all of the terms and conditions of this Plan.”

     IN WITNESS WHEREOF, Corn Products International, Inc. has caused this Amendment to be executed by its duly authorized officer on the day and year first above written.

CORN PRODUCTS INTERNATIONAL, Inc.
By:	___________________________________
Vice President, Human Resources